Exhibit 99.2

 Acquisition of Interstate Distributor Co.July 6, 2017

 Safe Harbor  This report contains forward-looking statements relating to the expected results of acquiring Interstate Distributor Co. (“IDC”), future capital expenditures and debt levels, expected synergies, and financial goals. Forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates", "plans,” "projects," "expects," “hopes,” “intends,” “will,” “could,” “may,” or similar expressions. These statements are based on information currently available and speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions and expectations of management, as well as current market conditions, all of which are subject to significant risks and uncertainties as set forth in the Risk Factors section of our Annual Report Form 10-K for the year ended December 31, 2016, as those risk factors may be updated from time to time. As a result of these and other factors, actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events, new information or changes in these expectations.   2

Transaction Overview

TRANSACTION HIGHLIGHTS	• Acquired all of the stock of Interstate Distributor Co. of Tacoma, WA ("IDC") • IDC total revenue of $325 million and an operating loss in 2016 • $113 million enterprise value included $94 million in cash for the equity, $23 million in assumed debt, and $4 million of acquired cash • Expands revenue base by approximately 50% in exchange for approximately 6.5% of market cap • EPS accretion expected in first full quarter of operations
STRATEGIC FIT	• Additional density, particularly in West Coast markets • Nearly complete network overlap • Similar service, safety, and driver focus
EXPECTED SYNERGIES	• Operate under Heartland brand • Near-term consolidation of operations • Elimination of duplicate terminal facilities over the next 18 months • Improve asset allocation, yields • "Heartlandize" costs
FINANCIAL IMPACT	• Purchase funded with available cash • After repaying IDC debt, Heartland will be debt-free, with $50 million of cash • Stepped up tax basis in IDC's physical assets and deductibility of goodwill will provide future cash tax benefits (tax allocation still underway)

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Why IDC?

Heartland evaluated numerous acquisition candidates over the past several quarters and IDC rose to the top


INTERSTATE

- Safe carrier with strong driver corps and excellent customers
- Overlapping terminal network offers straightforward consolidation opportunity
- Strong visibility to near term improvement and EPS accretion
- Additional lane density affords opportunity to improve asset allocation into an improving freight market
- Heartland's strengths complement IDC's areas of need
  - Yield management
  - Cost control
  - Fleet investment

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 Safety and Driver Focus  IDC recognized by the Truckload Carriers Association as one of the top three safest fleets in each of the last three years IDC consistently recognized as one of the Best Fleets to Drive For by CarriersEdgeAverage driver tenure with IDC is approximately 3 years    5  Lowe’s Platinum Carrier Award2010, 2016Gold Carrier Award2011, 2012, 2015

Terminal Consolidation in All IDC Markets

- Increase density in West; better serve IDC customers in East
- Optimize load matching
- Driver and other employee opportunities
- Deadhead reduction
- Cost savings

Consolidation of facilities in/near

- Sea-Tac
- Oregon
- Southern California
- Phoenix
- Nashville



□ = Consolidation opportunities

■ = IDC Terminal

★ = Heartland Terminal

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 Fleet Overview  Approximately 1,570 tractors, which includes approximately 220 owner-operatorsAverage company tractor age: approximately 3.0 yearsApproximately 4,700 trailersAverage trailer age: approximately 7.5 yearsExpect to invest significant capex to bring fleet age toward Heartland’s standard and lower operating costs over the next 18 months  7

 IDC Blue Chip Customers  No customer more than 5% of total and modest overlap with Heartland accounts  8

 Focus on Markets  9  9  2016 Revenue Mix  2016 End Market by Industry  Intermodal4%  Brokerage7%  Contact Carrier5%  Owner Operator10%  Reefer13%  Dedicated23%  Van38%  Other2%  Medical3%  Manufacturing7%  Logistics15%  Consumer Products15%  Food & Beverage20%  Retail38%

Expected Synergies

Direct Path to EPS Accretion; Medium Term Expectation of Low to Mid 80s Consolidated Operating Ratio

Expected Synergy	Comment
Consolidate back office functions (one brand, one team)	Near term and straightforward
Eliminate duplicate terminal locations	Consolidation to start immediately; complete by 1H2019
Improve yield through density, capacity allocation, and fewer empty miles	Overlay IDC and Heartland capacity on combined customers and lanes; optimize allocation; trim non-compensatory freight
Downsize non-core business	Certain operations amounting to approximately 25% of business are not core to Heartland and will be improved or downsized
“Heartlandize” costs	Purchasing power; discipline, “wants and needs”

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